UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2015

SUMMER ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35496	20-2722022
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Bering Drive, Suite 260
Houston, Texas 77057
(Address of principal executive offices)

(713) 375-2790
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement of Jaleea P. George

On January 21, 2015, Summer Energy Holdings, Inc. (the “Company”) entered into a new employment agreement (the “George Agreement”) with Jaleea P. George to serve as Secretary, Treasurer and Chief Financial Officer (“CFO”) of the Company.  Ms. George will continue to report to the Company’s Board of Directors (the “Board”) and will have duties and responsibilities assigned by the Board.  Ms. George was originally appointed to the position of Secretary, Treasurer and CFO in March, 2012.  The George Agreement is effective as of January 1, 2015, has a term of two (2) years, and provides for an annual base salary of $140,000.  Ms. George will also receive the customary employee benefits paid by the Company.  Ms. George was granted a fully vested option to purchase 35,000 shares of the Company’s common stock with a strike price of $1.00 per share, and will be granted a second option to purchase 35,000 shares of the Company’s common stock with a strike price of $1.00 per share within ten days of the Company’s next annual meeting of stockholders, which option will vest on January 1, 2016 so long as Ms. George is employed by the Company.  Ms. George will also be eligible to receive additional options to purchase common stock of the Company upon reaching certain milestones related to the performance of the Company.

The Company may terminate Ms. George’s employment under the George Agreement without cause at any time on thirty days’ advance written notice, at which time Ms. George would receive severance pay for six (6) months.

Employment Agreement of Neil M. Leibman

On January 21, 2015, the Company entered into a new employment agreement (the “Leibman Agreement”) with Neil M. Leibman to serve as Chief Executive Officer (“CEO”) of the Company.  Mr. Leibman will continue to report to the Company’s Board and will have duties and responsibilities assigned by the Board.  Mr. Leibman was originally appointed to the position of President and CEO in January, 2013 and resigned as President in February 2014.  The Leibman Agreement is effective as of January 1, 2015, has a term of two (2) years, and provides for an annual base salary of $150,000.  Mr. Leibman will also receive the customary employee benefits paid by the Company.  Mr. Leibman was granted a fully vested option to purchase 25,000 shares of the Company’s common stock with a strike price of $1.00 per share, and will be granted a second option to purchase 25,000 shares of the Company’s common stock with a strike price of $1.00 per share within ten days of the Company’s next annual meeting of stockholders, which option will vest on January 1, 2016 so long as Mr. Leibman is employed by the Company.  Mr. Leibman will also be eligible to receive additional options to purchase common stock of the Company upon reaching certain milestones related to the performance of the Company.

The Company may terminate Mr. Leibman’s employment under the Leibman Agreement without cause at any time on thirty days’ advance written notice, at which time Mr. Leibman would receive severance pay for six (6) months.

The foregoing summary of the terms of the George Agreement and Leibman Agreement are qualified in their entirety to the actual terms of the employment agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits
	Exhibit No.	Exhibit
	10.1	Jaleea P. George Employment Agreement
`	10.2	Neil M. Leibman Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 27, 2015

SUMMER ENERGY HOLDINGS, INC.

By:	/s/ Jaleea P. George
Jaleea P. George
Chief Financial Officer